Arcadia Biosciences (RKDA) Announces Strategic Review

– Company will explore a range of potential strategies to drive shareholder value –

DAVIS, Calif. (July 20, 2023) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today disclosed that it has initiated a process to explore a range of potential transactions and alternative strategies focused on maximizing long-term shareholder value.

As part of this process, the company will explore strategic options that may include the potential for an acquisition, company sale, merger, business combination, asset sale, joint venture, licensing arrangement, capital raise or other strategic transaction.

Lake Street Capital Markets, LLC, will act as Arcadia’s financial advisor with respect to the strategic review process. There can be no assurance that this exploration of strategic alternatives will result in the company entering or completing any transaction, and no timetable has been set for the conclusion of the strategic review.

“This review is in line with Project Greenfield, our 3-year plan to maximize the company’s potential and drive shareholder value,” said Stan Jacot, Arcadia’s CEO. “We see this as an opportune time to undertake these efforts after closing the second quarter of 2023 in an excellent cash position and streamlining our operating expenses in anticipation of challenging economic headwinds.”

Business Update

As of June 30, 2023, Arcadia Biosciences had approximately $18.8 million in cash and cash equivalents. The company anticipates second-quarter revenue in the range of $1.3 million - $1.5 million. As part of the Project Greenfield strategy to focus resources on high-opportunity, scalable businesses, Arcadia has made the decision to streamline its operations and exit the remaining body care brands, ProVault and SoulSpring, which the company expects to result in annual operating expense savings of $3 million to $4 million starting in August 2023. Arcadia also recently announced an expanded GoodWheat portfolio with the launch of GoodWheat pancake mixes. Arcadia Biosciences expects to announce its second-quarter financial results on August 10, 2023.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences has been innovating crops to provide high-value, healthy ingredients to meet consumer demand for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products that make everybody feel good, inside and out. The company’s food and beverage products include GoodWheat™ and Zola® coconut water. For more information, visit arcadiabio.com.

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s reduction in expenses from the streamlining of its operations and exiting ProVault and SoulSpring, the company’s review and evaluation of potential strategic alternatives and their impact on stockholder value; the process by which the company engages in evaluation of strategic transactions, the company’s ability to identify potential buyers or partners for the company’s commercial products, the company’s ability to identify potential sellers or merger or acquisition partners, and the terms, timing, structure, benefits and costs of any strategic transaction. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to: Arcadia’s ability to reduce costs from streamlining its operations and exiting body care; the results of its strategic review process; the company’s cash flow, cash burn, expenses, obligations and liabilities; the interest of third parties in entering into a merger, reverse merger, asset sale, partnership arrangement or other strategic transaction with the company or in purchasing one or more of its commercial products; any impact of this evaluation process on the sale of the company’s commercial products; and other important factors and risks discussed in the company’s filings with the Securities and Exchange Commission, including those risks set forth in Arcadia’s Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contact:

T.J. Schaefer

Chief Financial Officer

ir@arcadiabio.com

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